SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                     ---------------------------------------

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                        Date of Report: December 20, 1999
                                        -----------------

                         MARKETING SERVICES GROUP, INC.
                         ------------------------------
               (Exact name of Registrant as specified in charter)


         Nevada                     0-16730               88-0085608
         ------                     -------               ----------
     (State or other              (Commission          (I.R.S. Employer
     jurisdiction of               File No.)          Identification No.)
     incorporation)



                               333 Seventh Avenue
                            New York, New York 10001
                            ------------------------
                    (Address of Principal Executive Offices)


                                  917/339/7100
                                  ------------
              (Registrant's telephone number, including area code)

Item 5. Other
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On December 20, 1999, we entered into a Stock  Purchase and Sale  Agreement with
Fusion Networks, Inc. to acquire approximately 10% of Fusion Networks, Inc. Common Stock with the option to acquire an additional 9.13%. Fusion Networks, Inc. is a party to an agreement with IDM Corporation to form a holding company to acquire Fusion Networks, Inc.

In consideration of the sale, we will receive 3,500,000 shares of Fusion Networks, Inc. common stock in exchange for 1,500,000 shares of our common stock. In addition, we have the option to acquire up to an additional 3,500,000 shares of Fusion Networks, Inc. common stock in exchange for up to an additional 1,500,000 shares of our common stock.

Fusion Networks, Inc. operates the website www.Latinfusion.com. The web site is an interactive, multimedia, and entertainment Latin American based portal featuring television, music, and e-commerce capability. Fusion Networks plans to launch additional sites in Latin America, Spain and Portugal as well as a website for the Spanish and Portuguese-speaking community in the United States.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(a)   Exhibits included herein:

     2.1 Stock Purchase and Sale Agreement Between Marketing Services Group, Inc and Fusion Networks, Inc.

     20.1 Press Release dated December 21, 1999

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MARKETING SERVICES GROUP, INC.

Date: January 10, 2000                     By: /s/ Jeremy Barbera
      ----------------                        --------------------------
                                       Title: Chief Executive Officer